©2021 Plantronics Inc. All rights reserved. 1

©2021 Plantronics Inc. All rights reserved. 2 This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our expectations that the virus has caused, and will continue to cause, a shift to a hybrid work environment and that the elevated demand we have experienced in certain product lines, including our Enterprise Headsets and Video devices, will continue over the long term, (b) our belief that we will continue to experience increased customer and partner demand in collaboration endpoints, and that we will be able to design new product offerings to meet the change in demand due to a global hybrid work environment, (c) our expectations related to our Voice product lines, as well as our Services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to the continued impact of COVID-19; and (d) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shutdowns; (ii) our expectations related to global supply chain disruptions, including our belief that semiconductor chip shortages have impacted companies worldwide both within and outside of our industry, and that we will continue to experience a shortage of adequate component supply, including integrated circuits and manufacturing capacity, long lead times for raw materials and components, increased costs, increased purchase commitments and a delay in our ability to fulfill orders, which has had, and may continue to have, an adverse impact on our business and operating results; (iii) expectations related to our ability to fulfill the backlog generated by supply constraints and to timely supply the number of products to fulfill current and future customer demand; (iv) risks associated with our dependence on manufacturing operations conducted in our own facility in Tijuana, Mexico and through contract manufacturers, original design manufacturers, and suppliers to manufacture our products, to timely obtain sufficient quantities of materials, as well as finished products of acceptable quality, at acceptable prices, and in the quantities necessary for us to meet critical schedules for the delivery of our own products and services and fulfill our anticipated customer demand; (v) risks associated with our ability to secure critical components from sole source suppliers or identify alternative suppliers and/or buy component parts on the open market or completed goods in quantities sufficient to meet our requirements on a timely basis, affecting our ability to deliver products and services to our customers; (vi) our belief that consolidations of suppliers has occurred, and may continue to occur, which may negatively impact our ability to access certain parts and may result in higher prices which will impact our gross margins; (vii) risks related to increased cost of goods sold, including increased freight and other costs associated with expediting shipment and delivery of high-demand products to key markets in order to meet customer demand; (viii) continued uncertainty and potential impact on future quarters if sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share; (ix) our expectations regarding growth objectives related to our strategic initiatives designed to expand our product and service offerings, including expectations relating to our earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of component shortages and continued supply-chain disruptions; and (x) our expectations regarding our ability to control costs, streamline operations, and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost- reduction initiatives, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2020 and other filings with the Securities and Exchange Commission, as well as recent press releases. FORWARD LOOKING STATEMENTS

©2021 Plantronics Inc. All rights reserved. 3 To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude, or include where applicable, the effect of purchase accounting on deferred revenue, charges associated with the optimization of our Consumer product line, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, impairment charges, rebranding costs, other unusual and/or non-cash charges and credits, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We adjust these amounts from our non-GAAP measures primarily because management does not believe they are consistent with the development of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP. A reconciliation between GAAP and Non-GAAP measures for all periods presented in this document is included as an appendix to this document and in our press release regarding our results for Q4 FY21 filed with the SEC on Form 8-K on May 13, 2021. Other historical reconciliations are available at investor.poly.com. USE OF NON-GAAP INFORMATION

©2021 Plantronics Inc. All rights reserved. 4 OVERVIEW & STRATEGY

©2021 Plantronics Inc. All rights reserved. 5 BUSINESS OVERVIEW • Today, Poly is about transformation: of our markets, and our business. • Non-GAAP revenues up 17% Y/Y with Video revenue up 125% (a record high) • New products and GTM strategies target hybrid work and the evolving post-pandemic environment • Strong revenue growth coupled with operational execution drives solid operating cash flow of $74M in the quarter • The company refinanced its 2023 5.5% bonds with 2029 4.75% bonds, while retiring $100M of term loan in the quarter Q4FY21(1) FINANCIAL OVERVIEW • GAAP Revenue of $476M Guidance range of $438M - $468M • Non-GAAP Revenue of $478M Guidance range of $440M - $470M • GAAP EPS of $0.25 • Non-GAAP EPS of $1.23 Guidance range of $0.80 - $1.00 • Adjusted EBITDA of $86M Guidance range of $70M - $80M • Operating cash flow of $74M • Cash and ST Investments of $217M SUMMARY 1 Please refer to the appendix to this presentation and to our press release regarding our Q4 FY21 filed with the SEC on Form 8-K on May 13, 2021 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 6 THREE CORE IDEAS 01 Work is no longer a place: it’s what you do, and how you do it. 02 Enterprise communications is no longer about devices: it is about the business infrastructure connecting people, spaces and technology. 03 Poly has the best combination of hardware, software, and services to unify the enterprise communications ecosystem.

©2021 Plantronics Inc. All rights reserved. 7 A COMPELLING VALUE PROPOSITION • Product portfolio expanded to address in-office and remote work • Service offering evolving with new tools for remote management • Distribution strategy adapting to new purchasing patterns Continuous Innovation Turnaround & Transformation • Senior leadership team strengthened, including Chief Transformation and Chief Supply Chain Officers • Solidifying new partnerships and distribution channels • Ongoing cost discipline and balance sheet management • Work is work, regardless of location, and people need to connect reliably and clearly • We make tools, not toys, and our enterprise-grade gear is designed to work from anywhere on any platform • We back it up with industry-leading support and services Our Value Proposition: Stronger than Ever

©2021 Plantronics Inc. All rights reserved. 8 KEY PARTNERS STRONG PARTNER ECOSYSTEM Our neutral approach and award-winning products allow us to partner with a broad range of UC&C platform providers and ITSPs

©2021 Plantronics Inc. All rights reserved. 9 NEW PRODUCT & PARTNER ANNOUNCEMENTS

©2021 Plantronics Inc. All rights reserved. 10 SAVI 7300 OFFICE HEADSET Poly's DECT Headsets Deliver the Ultimate Confidence and Clarity in Your Conversations • Designed with enhanced DECT™ security and Poly's best-in-class audio • Certified for Microsoft Teams POLY ROVE DECT IP PHONE WITH MICROBAN® Poly Rove DECT IP phone is the first and only phone to exclusively feature built-in Microban® antimicrobial product protection • Microban's antimicrobial technology is built-in to Poly hardware for a 99 percent cleaner surface in high-touch workplaces POLY VOYAGER FOCUS 2 HEADSET The Next Generation of Poly’s Most Popular Wireless Headset Designed to Deliver World Class “Focus” • Acoustic Fence technology with Advanced Digital Hybrid Active Noise Cancellation Microsoft Teams certified • Poly Lens and Poly+ support

©2021 Plantronics Inc. All rights reserved. 11 POLY’S VOICE-ACTIVATED ZOOM ROOMS WITH ALEXA FOR BUSINESS Poly introduces a hands-free, voice- activated, control experience for new wave meeting collaboration and the return to the office • Poly Studio X Series with TC8 touch interface, G7500 video conferencing system, and Trio C60 smart conference phone are the latest Zoom Room Appliances to support the Alexa Business offering • Available now, in the United States.

©2021 Plantronics Inc. All rights reserved. 12 POLY SHIPS ITS 30 MILLIONTH IP PHONE Pro-grade, future-proof voice devices trusted by those who are serious about quality audio and pro-grade communication. • Poly's voice solutions feature some of the industry's leading technology in audio innovation, including: smart multi-microphone arrays, HD Voice, Acoustic Fence, and NoiseBlock AI technologies.

POLY RACKS UP MAJOR INDUSTRY AWARDS

Poly secures 2021 RedDot, iF Design, Compass Intelligence, and TMCnet awards for its latest portfolio of products

- **RedDot Awards** selected the Poly Studio P15 personal video bar and the Poly Sync Family of speakerphones as product design winners
- Poly Studio P15 personal video bar selected as this year's **iF DESIGN AWARD** product category winner
- Poly wins the **Compass Intelligence Award** for Workplace Innovation with the Poly Studio P Series, and Poly Lens Enterprise Software
- **TMCnet** selects Poly Rove + Microban and the Poly Studio P Series as UC Products of the Year



2021 AWARD WINNER
poly
TOP B2B WORKPLACE DEVICE
POLY STUDIO P SERIES
POLY IS PROUD TO BE AN EMERGING LEADER IN THIS NEW CATEGORY OF HYBRID WORKING.
Laura Marx, VP Global Product & Alliance Marketing, Poly
poly.com
2021 AWARD WINNER
poly
ENTERPRISE SOFTWARE INNOVATION
POLY LENS

poly

©2021 Plantronics Inc. All rights reserved.

©2021 Plantronics Inc. All rights reserved. 14 Q4 FY21 EARNINGS RESULTS

©2021 Plantronics Inc. All rights reserved. 15 Q4 FINANCIAL SUMMARY1 Non-GAAP Revenue of $478 million, up 17% Y/Y: • Primarily driven by Video and Professional Headsets • Voice revenues remained stable sequentially, but declined 33% y/y Non-GAAP gross margins of 48.4%, down 100 bps Y/Y: • Primarily driven by freight and unfavorable product mix Non-GAAP operating expenses of $155 million, flat Y/Y: • Higher variable compensation offset by cost savings from restructuring and lower travel Non-GAAP operating margin of 15.9%, Adj. EBITDA of $86 million Non-GAAP diluted EPS of $1.23 1 Please refer to the appendix to this presentation and to our press release regarding our Q4 FY21 filed with the SEC on Form 8-K on May 13, 2021, for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 16 168 237 201 13 4 4 95 67 64 62 113 142 70 67 67$409 $488 $478 Q4 FY20 Q3 FY21 Q4 FY21 232 227 233 115 182 171 62 79 74 $409 $488 $478 Q4 FY20 Q3 FY21 Q4 FY21 NON-GAAP REVENUE BY CATEGORY & REGION ($MM) Professional Headsets Consumer Headsets Voice1 Video1 Services AMER EMEA APAC 1 Restated to move Eagle Eye webcam revenues from Voice to Video

©2021 Plantronics Inc. All rights reserved. 17 TRENDED SELL-THROUGH FOR NEW VIDEO PRODUCTS Based on Sales-Out1 and includes Studio USB, Studio X30, Studio X50, G7500, Studio P Series2 0 10 20 30 40 50 60 70 80 90 Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 1 Sales-Out (AKA Sell-Through) data is provided by channel partners. As a result, Poly is unable to ensure the completeness or accuracy of such data. 2 Studio USB began shipping in Q1FY20, G7500 began shipping in Q2FY20, Studio X30 and X50 began shipping in Q3FY20, P Series began shipping in Q4FY21. ($MM)

©2021 Plantronics Inc. All rights reserved. 18 NON-GAAP1 OPERATING DETAILS ($MM) Operating Expenses • Flat Y/Y as increased variable compensation was offset by cost reduction and reduced travel Operating Income • Operating income increase of $28M or 58%, driven primarily by higher revenue and flat operating expenses $154 $155 Q4 FY20 Q4 FY21 37.6% $48 $76 Q4 FY20 Q4 FY21 11.8% Gross Profit • Y/Y increase of $29M but decrease of 100 basis points • Margin rate lower due to freight and product mix $202 $231 Q4 FY20 Q4 FY21 48.4% 32.5% 15.9% 49.4% 1 Please refer to the appendix to this presentation and to our press release regarding our Q4 FY21 filed with the SEC on Form 8-K on May 13, 2021 for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 19 CASH & INVESTMENTS BRIDGE Q3FY21 – Q4FY21 ($MM) $217 $245

©2021 Plantronics Inc. All rights reserved. 20 TRAILING TWELVE MONTHS ADJUSTED EBITDA ($MM) $60 $48 $69 $100 $86 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 TTM EBITDA: $302M

©2021 Plantronics Inc. All rights reserved. 21 Q1 FY22 GUIDANCE

©2021 Plantronics Inc. All rights reserved. 22 Q1 GUIDANCE (AS OF MAY 13, 2021) Q1 FY22 Guidance GAAP Net Revenue $410M - $430M Adjusted EBITDA1 $50M - $60M Non-GAAP Diluted EPS1,2 $0.35 – $0.55 Poly does not intend to update these targets during the quarter or to report on its progress toward these targets. Poly will not comment on these targets to analysts or investors except by its press release announcing its first quarter fiscal year 2022 results or by other public disclosure. Any statements by persons outside Poly speculating on the progress of the first quarter or full fiscal year 2022 will not be based on internal company information and should be assessed accordingly by investors. Please refer to the appendix in this presentation and to our press release regarding our Q4 FY21 filed with the SEC on Form 8-K on May 13, 2021, for a reconciliation between GAAP and Non-GAAP measures. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize. 1 Q1 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $30.4 million. 2 EPS Guidance assumes approximately 44 million diluted average weighted shares and a non-GAAP effective tax rate of 14% to 16%. The global semiconductor chip shortage has impacted companies worldwide and we expect we will continue to experience ongoing tightness in our supply chain. End market demand remains strong for Video and Headsets, while Voice demand is recovering. However, the Company's ability to execute on this demand is subject to availability of certain components. Absent supply shortages, we believe demand would support sequential revenue growth off the March quarter. However, based on our current supply and expected availability of specific components, the Company expects the following range of financial results for Q1 fiscal 2022 (all amounts assume currency rates remain stable):

©2021 Plantronics Inc. All rights reserved. 23 GAAP PURCHASE ACCOUNTING FORECAST 4 Quarter Rolling Forecast ($MM) Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 COGS–Intangibles Amortization $16.2 $16.2 $16.2 $16.2 SG&A–Intangibles Amortization $14.2 $11.6 $11.6 $11.2

©2021 Plantronics Inc. All rights reserved. 24 SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS

©2021 Plantronics Inc. All rights reserved. 25 TRENDED NON-GAAP INFORMATION ($MM, except EPS data) Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 FY21 Non-GAAP Revenue $460 $470 $392 $409 $1,731 $361 $415 $488 $478 $1,742 Gross Profit $257 $246 $193 $202 $899 $180 $203 $247 $231 $862 Gross Margin 55.8% 52.4% 49.4% 49.4% 51.9% 50.0% 48.9% 50.7% 48.4% 49.5% Op. Expense $171 $165 $162 $154 $652 $144 $144 $157 $155 $600 Op. Income $86 $81 $31 $48 $247 $37 $59 $90 $76 $262 Op. Margin 18.6% 17.3% 8.0% 11.8% 14.2% 10.2% 14.3% 18.4% 15.9% 15.0% Diluted EPS $1.32 $1.24 $0.30 $0.30 $3.13 $0.33 $0.93 $1.47 $1.23 $3.99 Adj. EBITDA $98 $93 $43 $60 $293 $48 $69 $100 $86 $302 Op. Cash Flow $8 $25 -$17 $62 $78 $42 $-1 $31 $74 $145 Certain amounts may not sum due to rounding

©2021 Plantronics Inc. All rights reserved. 26 TRENDED NON-GAAP REVENUE DATA Non-GAAP Rev by Category ($MM) Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 FY21 Voice1 $104 $99 $80 $95 $377 $46 $44 $67 $64 $221 Video1 $61 $90 $70 $62 $284 $71 $101 $113 $142 $427 Services $77 $75 $75 $70 $297 $69 $67 $67 $67 $270 Prof Headsets $187 $176 $137 $168 $668 $169 $195 $237 $201 $802 Cons Headsets $31 $30 $30 $13 $105 $6 $8 $4 $4 $22 Total Revenue $460 $470 $392 $409 $1,731 $361 $415 $488 $478 $1,742 Non-GAAP Revenue by Geography Americas $261 $248 $207 $232 $948 $199 $210 $227 $233 $869 EMEA $119 $131 $108 $115 $473 $95 $131 $182 $171 $579 APAC $80 $91 $77 $62 $310 $67 $74 $79 $74 $294 Total Revenue $460 $470 $392 $409 $1,731 $361 $415 $488 $478 $1,742 1 Restated to move Eagle Eye webcam revenues from Voice to Video Certain amounts may not sum due to rounding

©2021 Plantronics, Inc. Poly and the propeller design are trademarks of Plantronics, Inc. 27 THANK YOU

UNAUDITED RECONCILIATIONS OF GAAP NET REVENUE TO NON-GAAP NET REVENUE

($ in thousands)

	Three Months Ended				
	March 28, 2020	June 27, 2020	September 26, 2020	December 26, 2020	April 3, 2021
Net revenues from unaffiliated customers:					
Enterprise Headsets[1]	$ 168,002	$ 169,234	$ 195,128	$ 237,473	$ 201,279
Consumer Headsets[1]	12,962	5,516	7,712	3,435	3,674
Voice	95,265	50,681	49,069	67,076	64,449
Video	61,992	66,027	95,768	112,727	141,578
Services	64,822	64,262	63,292	63,974	65,252
Total GAAP net revenues	403,043	355,720	410,969	484,685	476,232
Deferred revenue purchase accounting[2]	6,138	5,082	4,237	3,289	1,797
Total non-GAAP net revenues	$ 409,181	$ 360,802	$ 415,206	$ 487,974	$ 478,029
Net revenues by geographic area from unaffiliated customers:					
Americas	$ 229,900	$ 197,350	$ 209,001	$ 226,433	$ 232,212
EMEA	113,738	94,105	130,399	181,429	170,922
APAC	59,405	64,265	71,569	76,823	73,098
Total GAAP net revenues	403,043	355,720	410,969	484,685	476,232
Deferred revenue purchase accounting[2]	6,138	5,082	4,237	3,289	1,797
Total non-GAAP net revenues	$ 409,181	$ 360,802	$ 415,206	$ 487,974	$ 478,029

1 Restated to move mono premium product revenues from Consumer Headsets to Enterprise Headsets.

2 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended				
	March 28, 2020	June 27, 2020	September 26, 2020	December 26, 2020	April 3, 2021
GAAP Net revenues	$ 403,043	$ 355,720	$ 410,969	$ 484,685	$ 476,233
Deferred revenue purchase accounting[1]	6,138	5,082	4,237	3,289	1,796
Non-GAAP Net revenues	$ 409,181	$ 360,802	$ 415,206	$ 487,974	$ 478,029
GAAP Gross profit	$ (10,328)	$ 156,332	$ 180,746	$ 226,657	$ 212,816
Purchase accounting amortization[2]	31,018	18,238	17,176	16,459	16,239
Deferred revenue purchase accounting[1]	6,138	5,082	4,237	3,289	1,796
Acquisition, integration, and rebranding fees	42	—	—	—	—
Stock-based compensation	998	833	742	799	565
Impairment charges	174,235	—	—	—	—
Non-GAAP Gross profit	$ 202,103	$ 180,485	$ 202,901	$ 247,204	$ 231,416
Non-GAAP Gross profit %	*49.4%*	*50.0%*	*48.9%*	*50.7%*	*48.4%*
GAAP Operating expenses	$ 682,644	$ 213,564	$ 173,923	$ 197,768	$ 178,677
Acquisition, integration, and rebranding fees	(2,279)	—	—	—	—
Purchase accounting amortization[2]	(15,278)	(14,195)	(14,195)	(14,195)	(14,195)
Stock-based compensation	(14,598)	(8,527)	(9,521)	(10,687)	(10,976)
Restructuring and other related charges	(7,080)	(29,330)	(6,170)	(13,977)	773
Deferred compensation mark to market	—	—	(714)	(1,632)	(917)
Impairment charges	(489,094)	—	—	—	—
(Gain) loss, net from litigation settlements	(419)	17,561	—	—	—
Other adjustments	—	(188)	185	—	2,103
Non-GAAP Operating expenses	$ 153,896	$ 143,763	$ 143,508	$ 157,277	$ 155,465
Non-GAAP Operating expenses %	37.6%	39.8%	34.6%	32.2%	32.5%

1 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2 Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				
	March 28, 2020	June 27, 2020	September 26, 2020	December 26, 2020	April 3, 2021
GAAP Operating income (loss)	$ (692,972)	$ (57,232)	$ 6,823	$ 28,889	$ 34,139
Purchase accounting amortization[2]	46,296	32,433	31,371	30,654	30,434
Deferred revenue purchase accounting[1]	6,138	5,082	4,237	3,289	1,796
Acquisition, integration, and rebranding fees	2,321	—	—	—	—
Stock-based compensation	15,596	9,360	10,263	11,486	11,541
Restructuring and other related charges	7,080	29,330	6,170	13,977	(773)
Deferred compensation mark to market	—	—	714	1,632	917
Impairment charges	663,329	—	—	—	—
Loss, net from litigation settlements	419	17,561	—	—	—
Other adjustments	—	188	(185)	—	(2,103)
Non-GAAP Operating income	$ 48,207	$ 36,722	$ 59,393	$ 89,927	$ 75,951
Non-GAAP Operating income %	11.8%	10.2%	14.3%	18.4%	15.9%
GAAP Diluted earnings per common share	$ (16.94)	$ (1.85)	$ (0.33)	$ 0.48	$ 0.25
Purchase accounting amortization[2]	1.15	0.80	0.76	0.73	0.70
Deferred revenue purchase accounting[1]	0.15	0.13	0.10	0.08	0.04
Stock-based compensation	0.39	0.23	0.25	0.27	0.27
Acquisition, integration, and rebranding fees	0.06	—	—	—	—
Restructuring and other related charges	0.18	0.72	0.15	0.33	(0.02)
Impairment charges	16.49	—	—	—	—
Loss, net from litigation settlements	—	0.43	—	—	—
Other adjustments	—	—	—	—	(0.05)
Income tax effect	(1.18)	(0.13)	—	(0.42)	0.04
Non-GAAP Diluted earnings per common share	$ 0.30	$ 0.33	$ 0.93	$ 1.47	$ 1.23
Shares used in diluted earnings per common share calculation:					
GAAP	40,025	40,460	40,970	42,184	43,498
Non-GAAP	40,235	40,620	41,312	42,184	43,498

1 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2 Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES OPERATING INCOME TO ADJUSTED EBITDA

($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended					Twelve Months Ended
	March 28, 2020	June 27, 2020	September 26, 2020	December 26, 2020	April 3, 2021	April 3, 2021[2]
GAAP Net Income	$ (677,918)	$ (75,015)	$ (13,405)	$ 20,113	$ 10,977	$ (57,331)
Income tax (benefit) expense	(37,995)	(3,177)	3,013	(7,045)	(341)	(7,549)
Interest expense	22,378	21,184	18,581	18,417	24,424	82,606
Other income and expense	562	(224)	(1,366)	(2,596)	(920)	(5,108)
Deferred revenue purchase accounting[1]	6,138	5,082	4,237	3,289	1,796	14,405
Acquisition, integration, and rebranding fees	2,321	—	—	—	—	—
Stock-based compensation	15,596	9,360	10,263	11,486	11,540	42,644
Restructuring and other related charges	7,080	29,330	6,170	13,977	(773)	48,704
Deferred compensation mark to market	—	—	714	1,632	917	3,263
Impairment charges	663,329	—	—	—	—	—
Loss, net from litigation settlements	419	17,561	—	—	—	17,561
Other adjustments	—	197	(185)	—	(2,103)	(2,091)
Depreciation and amortization	57,632	43,400	40,971	40,510	39,986	164,867
Adjusted EBITDA	$ 59,542	$ 47,698	$ 68,993	$ 99,783	$ 85,503	$ 301,971

1 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2 Certain amounts may not sum due to rounding.